As filed with the Securities and Exchange Commission on May 28, 1999
                                               Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GUILFORD MILLS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                           13-1995928
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                              GUILFORD MILLS, INC.
                             1991 STOCK OPTION PLAN
                              (Full Title of Plan)

                                CHARLES A. HAYES
                                 GUILFORD MILLS
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             JEFFREY E. TABAK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                   Registered (1)(3)     Offering Price Per     Aggregate Offering      Registration Fee
                                                                     Share (2)(3)           Price (2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02 per share      475,000 shares             $9.375               $4,453,125               $1,238
(including Preferred Stock Purchase
Rights) (3)
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 21, 1999.

(3) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; the value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================


NYFS05...:\40\51040\0001\2177\FRM8278V.22G

                                EXPLANATORY NOTE


            This Registration Statement registers 475,000 additional shares of common stock of Guilford Mills, Inc. (the "Company"), par value $.02 per share (the "Common Stock"), for issuance pursuant to Options or Rights as defined in and granted under the Company's 1991 Stock Option Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1991 Stock Option Plan, as filed with the Securities and Exchange Commission on April 10, 1992, Registration No. 33-47109 are hereby incorporated by reference.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensboro, State of North Carolina, on this 28th day of May, 1999.


                                  GUILFORD MILLS, INC.

                                  By: Terrence E. Geremski
                                      -----------------------------------------
                                      Name: Terrence E. Geremski
                                      Title: Executive Vice President
                                             and Chief Financial Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terrence E. Geremski, Sherry R. Jacobs, or any of them, each acting individually, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                          Title                        Date


Charles A. Hayes                  Chairman of the Board           May 28, 1999
----------------------------      of Directors and Chief
Charles A. Hayes                  Executive Officer
                                  (Principal Executive Officer)


John A. Emrich                    Director; President             May 28, 1999
----------------------------      and Chief Operating Officer
John A. Emrich



Terrence E. Geremski              Director; Executive             May 28, 1999
----------------------------      Vice President and Chief
Terrence E. Geremski              Financial Officer (Principal
                                  Financial and Accounting
                                  Officer)


George Greenberg                  Vice Chairman of the            May 28, 1999
----------------------------      Board of Directors
George Greenberg


Tomokazu Adachi                   Director                        May 28, 1999
----------------------------
Tomokazu Adachi

Donald B. Dixon                   Director                  May 28, 1999
----------------------------
Donald B. Dixon


Paul G. Gillease                  Director                  May 28, 1999
----------------------------
Paul G. Gillease


Bruno Hofmann                     Director                  May 28, 1999
----------------------------
Bruno Hofmann


Stephen C. Hassenfelt             Director                  May 28, 1999
----------------------------
Stephen C. Hassenfelt


Sherry R. Jacobs                  Director                  May 28, 1999
----------------------------
Sherry R. Jacobs


Stig A. Kry                       Director                  May 28, 1999
----------------------------
Stig A. Kry


Grant M. Wilson                   Director                  May 28, 1999
----------------------------
Grant M. Wilson


Jacobo Zaidenweber                Director                  May 28, 1999
----------------------------
Jacobo Zaidenweber

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION

      4(a)    -   Restated Certificate of Incorporation of the Company, dated
                  November 18, 1983 (incorporated by reference to the Company's
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  April 7, 1999 (the "4/4/99 10-Q").

      4(b)    -   Certificate of Amendment of Certificate of Incorporation of
                  the Company, dated December 28, 1986 (incorporated by reference to Exhibit 3(b) to the 4/4/99 10-Q).

      4(c)    -   Certificate of Amendment of Certificate of Incorporation of
                  the Company, dated January 14, 1988 (incorporated by reference to Exhibit 3(c) to the 4/4/99 10-Q).

      4(d)    -   Certificate of Amendment of Certificate of Incorporation of
                  the Company, dated February 4, 1999 (incorporated by reference to Exhibit 3(d) to the 4/4/99 10-Q).

      4(e)    -   By-Laws of the Company, as amended through November 5, 1998
                  (incorporated by reference to Exhibit (3)(b) to the Company's
                  Annual Report on Form 10-K for the fiscal year ended September
                  27, 1998 (the "1998 10-K")).

      4(f)    -   Rights Agreement dated as of August 23, 1990 between the
                  Company and The First National Bank of Boston, as Rights Agent
                  (incorporated by reference to Exhibit 1 to the Company's
                  Current Report on Form 8-K filed with the SEC on September 7, 1990).

      4(g)    -   Appointment of Successor Rights agent, dated January 28,
                  1994, between the Company and Wachovia Bank of North Carolina,
                  N.A. (incorporated by reference to Exhibit 4(e) to the Company's Annual Report of Form 10-K for the fiscal Year ended
                  October 1, 1995).

      4(h)    -   Appointment of Successor Rights Agent, dated as of April 1,
                  1999, between the Company and American Stock Transfer & Trust
                  Company (incorporated by reference to Exhibit 4(a) to the 4/4/99 10-Q).

      23      -   Consent of Arthur Andersen LLP.  (filed herewith)

      24      -   Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

      99(a)   -   Guilford Mills, Inc. 1991 Stock Option Plan (the "1991
                  Plan") (incorporated by reference to Exhibit 28(a) to the Company's Registration statement on Form S-8
                  (Registration No. 33-47109) filed with the SEC on April 10,
                  1992 (the "1992 Form S-8")).

      99(b)   -   Amendments to the 1991 Plan (incorporated by reference to
                  Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1997).

      99(c)   -   Amendment to the 1991 Plan (incorporated by reference to
                  Exhibit (10)(f) to the 1998 10-K).

      99(d)   -   Form of Stock Option Contract for key employees in the
                  1991 Plan (relating to incentive stock options) (incorporated by reference to Exhibit 28(b) to the 1992 Form S-8).

      99(e)   -   Form of Stock Option Contract for Director participants in the 1991 Plan (incorporated by reference to Exhibit 28(d) to the 1992 Form S-8).

      99(f)   -   Form of Stock Option Contract between the Company and
                  certain of its officers pursuant to the 1991 Plan
                  (incorporated by reference to Exhibit 10(b) to the Quarterly
                  Report on Form 10-Q for the fiscal quarter ended June 29, 1997 (the "6/29/97 10-Q")).

      99(g)   -   Form of Stock Option Contract between the Company and
                  certain of its key employees pursuant to the 1991 Plan
                  (incorporated by reference to Exhibit 10(c) the 6/29/97 10-Q).





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